Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of September 19, 2008, among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (“LBHI”), LEHMAN BROTHERS INC., a Delaware corporation (“LBI” and, together with LBHI, the “Seller”), LB 745 LLC, a Delaware limited liability company (“745”), and BARCLAYS CAPITAL INC., a Connecticut corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller, 745 and Purchaser are parties to that certain Asset Purchase Agreement, dated as of September 16, 2008, among Seller, 745 and Purchaser (as amended and supplemented from time to time, the “Original Agreement”);

WHEREAS, Seller, 745 and Purchaser desire to amend the Original Agreement as set forth below;

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein after contained, the parties hereby agree as follows:

1.             Certain Definitions.  Each capitalized term used and not defined herein shall have the meaning ascribed to it in the Original Agreement.

2.             Excluded Assets. The following language in clause (k) of the definition of Excluded Assets is in the Original Agreement is hereby deleted in its entirety “50% of each position in the residential real estate mortgage securities” and is replaced with “[reserved]”.

3.             Purchased Assets.  Clause (e) of the definition of Purchased Assets in the Original Agreement is hereby amended to delete “50%” and to insert “100%” in lieu thereof.

4.             Holdback and Adjustment.  Notwithstanding any other provision of the Original Agreement (including Section 3.2 and Section 12.2 of the Original Agreement), the Purchaser shall retain a portion of the Purchase Price equal to two hundred fifty million dollars ($250,000,000) (such amount the “Holdback”) to secure the LBI obligations that the Purchaser has been required to guaranty (the “Guaranteed Obligations”) with the Depository Trust Clearing Corporation and its Subsidiaries (the Depository Trust Company, the National Securities Clearing Corporation, and the Fixed Income Clearing Corporation).  To the extent that the value of fifty percent (50%) of the residential real estate mortgage securities transferred as part of the Agreement (such fifty percent (50%) the “Residential Adjustment”) plus the Holdback exceeds the amount of the Guaranteed Obligations, Purchaser shall transfer the Residential Adjustment and the Holdback to the Seller as promptly as practicable following settlement of all Guaranteed Obligations.  All Assumed Liabilities shall be for the account of the Purchaser and shall not be charged against the Holdback or to the Residential Adjustment.  All Guaranteed Obligations shall be charged against the Holdback and the Residential Adjustment.  For the avoidance of doubt, no intercompany liabilities for the account of LBHI and/or any LBHI Affiliate shall be required to be paid by the Purchaser.

5.             Governing Law.  This Agreement shall be deemed to be made in and in all respects shall be interpreted, constructed and governed by and in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within that state.

6.             Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or e-mail (PDF) shall be effective as delivery of a manually executed counterpart hereof.

7.             Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Steven Berkenfeld
Name: Steven Berkenfel
Title: Vice President

LEHMAN BROTHERS INC.

By:	/s/ Steven Berkenfeld
Name: Steven Berkenfeld
Title: Managing Director

LB 745 LLC

By:	/s/ Mark Marcucci
Name: Mark Marcucci
Title: President

BARCLAYS CAPITAL INC.

By:	/s/ Archibald Cox, Jr
Name: Archibald Cox, Jr.
Title: Chairman, Barclays Americas